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                                                                     EXHIBIT (S)

                                                              September 23, 1999


                               ESCROW AGREEMENT

Parties:  GLOBAL SPORTS, INC.,
          a Delaware corporation ("Global")
          555 S. Henderson Road
          King of Prussia, PA 19406

          GEN-X ACQUISITION (U.S.), INC.,
          a Washington corporation ("U.S. Co.")
          701 5th Avenue
          Suite 3300
          Seattle, Washington
          98104-7082

          GEN-X ACQUISITION (CANADA) INC.,
          an Ontario corporation ("Canadian Co.")
          25 Vanley Crescent
          North York, Ontario
          M3J 2B7

          DMJ FINANCIAL, INC.,
          a Barbados limited company ("DMJ")
          Royal Bank of Canada (Caribbean) Corporation
          2/nd/ Floor, Building #2
          Chelston Park, Collymore
          St. Michael, Barbados

          JAMES J. SALTER,
          an individual ("Salter")
          277 Glencairn Avenue
          Toronto, Ontario M5N1T8

          KENNETH J. FINKELSTEIN,
          an individual ("Finkelstein")
          25 Brandy Court
          Toronto, Ontario M3B3L3

          BORDEN & ELLIOT ("Escrow Agent")
          Scotia Plaza
          40 King Street West
          Toronto, Ontario M5H 3Y4
          Canada
          Attn: Daniel F. Hirsh.
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Date:          __________________, _____

Background: Global, U.S. Co., Canadian Co., DMJ, Salter and Finkelstein are parties to an Acquisition Agreement, dated as of September 24, 1999 (the "Acquisition Agreement"), pursuant to which (i) U.S. Co. acquired all of the issued and outstanding shares of capital stock of Gen-X Holdings Inc. ("Gen-X Holdings") in exchange for, among other things: (a) a cash payment in the amount of Six Million Forty Thousand Dollars ($6,040,000); (b) a promissory note in the principal amount of Five Million Dollars ($5,000,000); and (c) the assumption of Global's non-negotiable subordinated notes in the original aggregate principal amount of Three Million Nine Hundred Sixty Thousand Dollars ($3,960,000) payable to Gen-X Holdings, dated as of the Closing Date, together with all accrued and unpaid interest thereon, and (ii) Canadian Co. acquired all of the issued and outstanding shares of capital stock of Gen-X Equipment Inc. ("Gen-X Equipment") in exchange for, among other things, a promissory note in the principal amount of Five Million Dollars ($5,000,000).

     This is the Escrow Agreement referred to in the Acquisition Agreement. Capitalized terms used in this Agreement without definition shall have the respective meanings given to them in the Acquisition Agreement.

     NOW, THEREFORE, the parties hereto agree as follows:

     1.   Establishment of Escrow.
          -----------------------

          (a) Pursuant to the terms of the Acquisition Agreement, if any Indemnification Matters are pending at the time an Indemnitee is required to make any payment to an Indemnitor (whether under the Acquisition Agreement or otherwise), then such Indemnitee shall pay the total amount for which such Indemnitor may become liable as a result thereof, determined by such Indemnitee reasonably and in good faith, to Escrow Agent (which amount, as increased by any earnings thereon and as reduced by any disbursements or losses on investments, shall be referred to herein as the "Escrow Fund"), to be held by Escrow Agent pursuant to the terms hereof until final determination of such Indemnification Matter.

          (b) Upon Indemnitee's payment to Escrow Agent of the Escrow Fund, Escrow Agent shall issue a receipt to Indemnitee in the form of Exhibit "A"
                                                                -----------
attached hereto to acknowledge receipt of the Escrow Fund.

          (c) Escrow Agent hereby agrees to act as escrow agent and to hold, safeguard and disburse the Escrow Fund pursuant to the terms and conditions hereof.

     2.   Investment of Funds. Except as Indemnitee and Indemnitor may from
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time to time jointly instruct Escrow Agent in writing, the Escrow Fund shall be invested from time to time, to the extent possible, in United States Treasury bills having a remaining maturity of 90 days or less and repurchase obligations secured by such United States Treasury Bills, with any remainder being deposited and maintained in a money market deposit account with Escrow Agent, until disbursement of the entire Escrow Fund. Escrow Agent is authorized to liquidate in accordance with its customary procedures any portion of the Escrow Fund consisting of investments to provide for payments

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required to be made under this Agreement.

     3.   Claims. Upon final settlement, agreement by Indemnitee and Indemnitor
          ------
or rendering of a final Judgment (without further right of appeal) determining the amount owed with respect to an Indemnification Matter relating to the Escrow Fund, Escrow Agent shall make payment with respect thereto only in accordance with (i) the joint written instructions of Indemnitee and Indemnitor or (ii) a final non-appealable order of the court entering such final Judgment. Any court order shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to Escrow Agent to the effect that the order is final and non-appealable. Escrow Agent shall act on such court order and legal opinion without further question.

     4.   Termination of Escrow. This escrow shall terminate on the later of
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(i) the date which is twelve (12) months from the Closing Date and (ii) the date upon which all Escrow Funds have been paid by the Escrow Agent pursuant to
Section 3 hereof.

     5.   Duties of Escrow Agent.
          ----------------------

          (a) Escrow Agent shall not be under any duty to give the Escrow Fund held by it hereunder any greater degree of care than it gives its own similar property and shall not be required to invest any funds held hereunder except as directed in this Agreement. Uninvested funds held hereunder shall not earn or accrue interest.

          (b) Escrow Agent shall not be liable, except for its own gross negligence or willful misconduct and, except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against Escrow Agent, the other parties hereto shall jointly and severally indemnify and hold harmless Escrow Agent (and any successor Escrow Agent) from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys' fees and disbursements, arising out of and in connection with this Agreement. Without limiting the foregoing, Escrow Agent shall in no event be liable in connection with its investment or reinvestment of any cash held by it hereunder in good faith, in accordance with the terms hereof, including, without limitation, any liability for any delays (not resulting from its gross negligence or willful misconduct) in the investment or reinvestment of the Escrow Fund, or any loss of interest incident to any such delays.

          (c) Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that the person purporting to give receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so. Escrow Agent may conclusively presume that the undersigned representative of any party hereto which is an entity other than a natural person has full power and authority to instruct Escrow Agent on behalf of that party unless written notice to the contrary is delivered to Escrow Agent.

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          (d) Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Agreement and shall not be liable for any action taken or omitted by it in good faith in accordance with such advice.

          (e) Escrow Agent does not have any interest in the Escrow Fund deposited hereunder but is serving as escrow holder only and having only possession thereof. Any payments of income from this Escrow Fund shall be subject to withholding regulations then in force with respect to United States taxes. The parties hereto will provide Escrow Agent with appropriate Internal Revenue Service Forms W-9 for tax identification number certification, or non-resident alien certifications. This Section 5(e) and Section 5(b) hereof shall survive notwithstanding any termination of this Agreement or the resignation of Escrow Agent.

          (f) Escrow Agent makes no representation as to the validity, value, genuineness or the collectability of any security or other document or instrument held by or delivered to it.

          (g) Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

          (h) Escrow Agent (and any successor Escrow Agent) may at any time resign as such by delivering the Escrow Fund to any successor Escrow Agent jointly designated by the other parties hereto in writing, or to any court of competent jurisdiction, whereupon Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Agreement. The resignation of Escrow Agent will take effect on the earlier of (a) the appointment of a successor (including a court of competent jurisdiction) or (b) the day which is 30 days after the date of delivery of its written notice of resignation to the other parties hereto. If at that time Escrow Agent has not received a designation of a successor Escrow Agent, Escrow Agent's sole responsibility after that time shall be to retain and safeguard the Escrow Fund until receipt of a designation of successor Escrow Agent or a joint written disposition instruction by the other parties hereto or a final non-appealable order of a court of competent jurisdiction.

     6.   Limited Responsibility. This Agreement expressly sets forth all the
          ----------------------
duties of Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this agreement against Escrow Agent. Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto except this Agreement.

     7.   Ownership for Tax Purposes. Indemnitor agrees that, for purposes of
          --------------------------
federal and other taxes based on income, Indemnitor will be treated as the owner of the Escrow Fund, and that Indemnitor will report all income, if any, that is earned on, or derived from, the Escrow Fund as its income in the taxable year or years in which such income is properly includible and pay any taxes attributable thereto.

     8.   Notices. All notices, consents or other communications required or
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permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered personally, (b) three business days after being mailed by first class certified mail,

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return receipt requested, postage prepaid, or (c) one business day after being sent by a reputable overnight delivery service, postage or delivery charges prepaid, to the parties at their respective addresses stated on the first page or the signature pages of this Agreement. Notices may also be given by prepaid telegram or facsimile and shall be effective on the date transmitted if confirmed within 24 hours thereafter by a signed original sent in the manner provided in the preceding sentence. A copy of each notice to U.S. Co., Canadian Co., DMJ, Salter or Finkelstein shall be simultaneously sent to Borden & Elliot, Scotia Plaza, 40 King Street West, Toronto, Ontario M5H 3Y4, Canada, Attn:
Daniel F. Hirsh. A copy of each notice to Global shall be simultaneously sent to: Blank Rome Comisky & McCauley LLP, One Logan Square, Philadelphia, Pennsylvania 19103, Attn: Francis E. Dehel, Esquire. Any party may change its address for notice and the address to which copies must be sent by giving notice of the new addresses to the other parties in accordance with this Section 8, except that any such change of address notice shall not be effective unless and until received.

     9.   Entire Understanding. This Agreement states the entire
          ---------------------
understanding among the parties with respect to the subject matter hereof, and supersedes all prior oral and written communications and agreements, and all contemporaneous oral communications and agreements, with respect to the subject matter hereof.

     10.  Parties in Interest. This Agreement shall bind, benefit, and be
          -------------------
enforceable by and against each party hereto and its successors and assigns. Global shall not in any manner assign any of its rights or obligations under this Agreement without the express prior written consent of U.S. Co. and Canadian Co., and none of U.S. Co., Canadian Co., DMJ, Salter nor Finkelstein shall in any manner assign any of its rights or obligations under this Agreement without the express prior written consent of Global.

     11.  Counterparts. This Agreement may be executed in any number of
          ------------
counterparts, each of which when so executed and delivered shall constitute an original hereof, and it shall not be necessary in making proof of this Agreement to produce or account for more than one original counterpart hereof.

     12.  CONTROLLING LAW. THIS AGREEMENT IS MADE UNDER, AND SHALL BE CONSTRUED
          ---------------
AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED SOLELY THEREIN, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

     13.  Jurisdiction and Process. Each of the parties (a) irrevocably
          ------------------------
consents to the exclusive jurisdiction of the Courts of Common Pleas of Montgomery County, Pennsylvania, or the United States District Court for the Eastern District of Pennsylvania, in any and all actions between or among any of the parties, whether arising hereunder or otherwise, (b) irrevocably waives its right to trial by jury in any such action, and (c) irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 8 hereof. In any and all actions between or among any of the parties, whether arising hereunder or otherwise, the prevailing party or parties shall be entitled

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to recover their reasonable attorneys' fees and legal expenses from the other party or parties.

     IN WITNESS WHEREOF, the parties have executed, or have caused this Escrow Agreement to be executed on their behalf by their duly authorized officers, as of the date first stated above.

GLOBAL SPORTS, INC.                      DMJ FINANCIAL, INC.


By:_______________________________       By:_______________________________
    Name: Michael G. Rubin                  Name:
    Title: Chairman and CEO                 Title:

GEN-X ACQUISITION (U.S.), INC.           GEN-X ACQUISITION (CANADA) INC.


By:_______________________________       By:_______________________________
   Name:                                    Name:
   Title:                                   Title:


__________________________________          _______________________________
KENNETH J. FINKELSTEIN                      JAMES J. SALTER

BORDEN & ELLIOT


By:_______________________________
   Name:
   Title:

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                                  Exhibit "A"
                                  -----------

                            RECEIPT OF ESCROW FUNDS


     The undersigned, as escrow agent under a certain Escrow Agreement (the "Escrow Agreement"), dated as of ____________, ____, among Global Sports, Inc., Gen-X Acquisition (U.S.), Inc., Gen-X Acquisition (Canada) Inc., DMJ Financial, Inc., James J. Salter, Kenneth J. Finkelstein and the undersigned, hereby acknowledges receipt from _________________ ____on the date set forth below of $__________ in accordance with the terms of the Escrow Agreement.


Date: ________________


                                       BORDEN & ELLIOT


                                       By:_______________________________
                                          Name:
                                          Title:

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